Subsidiaries of Sensata Technologies Holding plc
Exhibit 21.1

Name	Jurisdiction of Incorporation
Airpax Electronics (Shanghai) Co., Ltd.	China
August UK HoldCo Limited	United Kingdom
BEI North America, LLC	United States
BEI Sensors SAS	France
CDI Netherlands B.V.	The Netherlands
Control Devices, Inc.	United States
Crydom SSR Limited	United Kingdom
Crydom, Inc.	United States
Custom Sensors & Technologies de Mexico S.A. de C.V.	Mexico
Custom Sensors & Technologies Inc.	United States
Custom Sensors & Technologies Transportation de Mexico S.A. de C.V.	Mexico
Custom Sensors & Technologies US Corporation	United States
Custom Sensors & Technologies US LLC	United States
Cynergy 3 Components Fab Limited	United Kingdom
Cynergy3 Components LLC	United States
Cynergy3 Components Limited	United Kingdom
Cynergy3 Limited	United Kingdom
Cynergy3 Property Limited.	United Kingdom
DP Acquisition Corporation	United States
Dynapower Company LLC	United States
FTCP Bermuda Ltd.	Bermuda
Gigavac LLC	United States
Impress Sensors & Systems Limited	United Kingdom
Industrial Interface Limited	United Kingdom
Kavlico Corporation	United States
Newall Electronics Inc.	United States
Newall Measurement Systems Limited	United Kingdom
Preco Electronics, LLC	United States
Preco Electronics GmbH	Germany
Schrader Electronics Limited	Northern Ireland
Schrader International Brasil Ltda.	Brazil
Schrader International GmbH	Germany
Sensata Canada, Inc.	Canada
Sensata Germany GmbH	Germany
Sensata Malta Holding Ltd.	Malta
Sensata Technologies (Europe) Limited	United Kingdom
Sensata Technologies B.V.	The Netherlands
Sensata Technologies Baoying Co., Ltd.	China
Sensata Technologies Bulgaria EOOD	Bulgaria
Sensata Technologies Changzhou Co., Ltd.	China
Sensata Technologies China Co., Ltd.	China
Sensata Technologies de México, S. de R.L. de C.V.	Mexico
Sensata Technologies Denmark A/S	Denmark
Sensata Technologies Dominicana, S.r.L.	Dominican Republic
Sensata Technologies Finance Company, LLC	United States
Sensata Technologies France SAS	France
Sensata Technologies Germany GmbH	Germany
Sensata Technologies GmbH	Germany
Sensata Technologies Holding Company Mexico, B.V.	The Netherlands
Sensata Technologies Holding Company UK	United Kingdom
Sensata Technologies Holland B.V.	The Netherlands

Subsidiaries of Sensata Technologies Holding plc

Name	Jurisdiction of Incorporation
Sensata Technologies India Private Limited	India
Sensata Technologies Intermediate Holding B.V.	The Netherlands
Sensata Technologies Intermediate UK Limited	United Kingdom
Sensata Technologies Italia S.r.L.	Italy
Sensata Technologies Japan Limited	Japan
Sensata Technologies Korea Limited	Korea
Sensata Technologies Limited	United Kingdom
Sensata Technologies Malaysia Sdn. Bhd.	Malaysia
Sensata Technologies Malta Ltd	Malta
Sensata Technologies Management China Co., Ltd.	China
Sensata Technologies Mex Distribution, S.A. de C.V.	Mexico
Sensata Technologies Sensores e Controles do Brasil Ltda.	Brazil
Sensata Technologies Sensors (Changzhou) Co., Ltd	China
Sensata Technologies Singapore Pte. Ltd.	Singapore
Sensata Technologies Taiwan Co., Ltd.	Taiwan
Sensata Technologies UK Financing Co. Limited	United Kingdom
Sensata Technologies Wuhu Co., Ltd.	China
Sensata Technologies, Inc.	United States
Sensor-Nite N.V.	Belgium
Spear Power Systems AS	Norway
Spear Power Systems BV	Belgium
Spear Power, LLC	United States
ST Schrader Holding Company UK Limited	United Kingdom
STI Holdco, Inc.	United States
Swindon Silicon Systems Limited	United Kingdom
Wabash Technologies Limited	United Kingdom
Wabash Technologies de Mexico S. de R.L. de C.V.	Mexico